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                                                                    EXHIBIT  5.1



          Opinion of Shereff, Friedman, Hoffman & Goodman, LLP






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                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                    ________
                            Telephone (212) 758-9500
                            Facsimile (212) 758-9526
                                  Telex 237328





                                                          January 27, 1995


Waxman Industries, Inc.
24460 Aurora Road
Bedford Heights, Ohio  44146

Dear Ladies and Gentlemen:

          Waxman Industries, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") which relates to 2,850,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are being offered pursuant to the Company's 1992 Non-Qualified and Incentive Stock Option Plan, as amended by Amendment No. 1 thereto, its 1994 Stock Option Plan for Non-Employee Directors and its Employee Stock Purchase Plan (the three plans, as amended, referred to above are hereafter referred to collectively as the "Plans" and the 2,850,000 shares of Common Stock referred to above are hereafter referred to collectively as the "Shares"). This opinion is an exhibit to the Registration Statement.

          We have at times acted as counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation as presently in effect, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Plans and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

          We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of the State of Delaware, our opinion is based solely upon our






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Waxman Industries, Inc.
January 27, 1995
Page 2



reading of the Delaware General Corporation Law as reported by Prentice Hall Legal and Financial Services.

          Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued pursuant to the Plans (including upon the proper exercise of options granted pursuant to the Plans) have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws) when issued in accordance with the terms of the Plans, will be legally and validly issued, fully paid and non-assessable.

          It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant in any of the Plans might propose to make.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any changes in any matters herein, whether legal or factual, after the date hereof.


                       Very truly yours,


                       /s/ Shereff, Friedman, Hoffman & Goodman, LLP
                       ---------------------------------------------
                       SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


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